EXHIBIT 5.1

DAVIS POLK & WARDWELL LLP

1600 El Camino Real

Menlo Park, California 94025

May 26, 2011

Solazyme, Inc.

225 Gateway Boulevard

South San Francisco, CA 94080

Ladies and Gentlemen:

We have acted as special counsel to Solazyme, Inc. (the “Company”) in connection with the Company’s Registration Statement on Form S-1 (the “Abbreviated Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 1,150,000 shares of the Company’s common stock (the “Securities”), $0.001 par value per share. The Securities are to be purchased by certain underwriters and offered for sale to the public together with the securities registered pursuant to a Registration Statement on Form S-1 (File No. 333-172790) of the Company that was declared effective earlier today (the “Initial Registration Statement”).

We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based upon the foregoing, we advise you that, in our opinion, when the Company files its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a form of which has been filed as an exhibit to the Initial Registration Statement, and when the Securities have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the prospectus included in the Initial Registration Statement and incorporated by reference in the Abbreviated Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

We are members of the Bar of the States of New York and California and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Abbreviated Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus included in the Initial Registration Statement and incorporated by reference in the Abbreviated Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP